UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant     ☒

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CLEAN ENERGY FUELS CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CLEAN ENERGY FUELS CORP.

4675 MacArthur Court, Suite 800

Newport Beach, California 92660

SUPPLEMENT TO THE

PROXY STATEMENT DATED APRIL 8, 2025

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2025

The following information supplements (this “Supplement”) the definitive proxy statement on Schedule 14A filed by Clean Energy Fuels Corp. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 8, 2025 (the “Proxy Statement”) and made available to the Company’s stockholders in connection with solicitation of proxies on behalf of the board of directors (the “Board”) of the Company relating to the Company’s 2025 annual meeting of stockholders (the “Annual Meeting”) to be held on May 22, 2025, at 8:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting conducted via live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/CLNE2025. This Supplement should be read with the Proxy Statement, which contains information that is important to your decisions in voting at the Annual Meeting.

At the Annual Meeting, stockholders are being asked, among other things, to vote on a proposal to approve the Amended and Restated 2024 Performance Incentive Plan (“Amended 2024 Plan”) (which is identified in the Proxy Statement as Proposal 4). The purpose of this Supplement is to provide additional information that may be relevant to stockholders when voting on the Amended 2024 Plan, and this Supplement should be considered together with the Proxy Statement in casting your vote by proxy or at the Annual Meeting. Capitalized terms used but not otherwise defined in this Supplement have the meanings ascribed to them in the Proxy Statement. To the extent the information herein differs from or updates information contained in the Proxy Statement, the information herein is more current.

Revisions to the Amended 2024 Plan Proposal

This Supplement supplements and updates the disclosures in the Proxy Statement as set forth below:

In Proposal 4, the fourth bullet point following the ninth paragraph under the subheading “Specific Benefits under the 2024 Performance Incentive Plan” shall be followed by the following bullet points:

•	As of March 14, 2025, the weighted-average exercise price excluding performance-based vesting options was $4.99, and the weighted-average exercise price of performance-based vesting options was $6.77.

•	As of March 14, 2025, the weighted-average remaining term excluding performance-based vesting options was 6.44 years, and the weighted-average remaining term of performance-based vesting options was 6.74 years.

•	Thus, as of March 14, 2025, for all outstanding options, the weighted-average exercise price was $5.47, and the weighted-average remaining term of outstanding options was 6.52 years.

Board Recommendation

Our Board continues to recommend a vote “FOR” the approval of the Amended and Restated 2024 Performance Incentive Plan as described above and in Proposal 4 of the Proxy Statement. We urge you to review the information contained in this Supplement in addition to the Proxy Statement.

Important Information

Whether or not you plan to attend the Annual Meeting online, we urge you to submit your proxy or voting instructions now via the Internet, telephone, or mail to instruct how your shares are to be voted at the meeting. If you have already returned your proxy card or provided voting instructions to your broker, you do not need to take any action unless you wish to change your vote. See “General Information—How to Cast or Revoke Your Vote” in the Proxy Statement for further instructions. We appreciate your continued support.